Exhibit 5.1

April 16, 2004

Board of Directors
Trizec Properties, Inc.
233 South Wacker Drive, 46th Floor
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to Trizec Properties, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), and warrants to purchase Common Stock (“Common Stock Warrants,” and, together with the Common Stock, the "Securities”), which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect (the “Certificate of Incorporation”).

3.	The Amended and Restated Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Bylaws”).

Board of Directors
Trizec Properties, Inc.
April 16, 2004

4.	Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated March 30, 2004, relating to the filing of the Registration Statement, the issuance and sale of the Securities and arrangements in connection therewith, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Resolutions”).

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Securities will not be issued in violation of the ownership limits contained in the Certificate of Incorporation. This opinion letter is given, and all statements are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate of Incorporation and the Bylaws and the Delaware General Corporation Law, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Common Stock Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (iv) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (v) the Company will remain a Delaware corporation.

Board of Directors
Trizec Properties, Inc.
April 16, 2004

     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the applicable warrant agent under the warrant agreement for any Common Stock Warrants will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the warrant agent will be duly qualified to engage in the activities contemplated by such warrant agreement; that such warrant agreement will have been duly authorized, executed and delivered by the warrant agent and will constitute the legal, valid and binding obligation of the warrant agent enforceable against the warrant agent in accordance with its terms; that the warrant agent will be in compliance, with respect to performance of its obligations under such warrant agreement, with all applicable laws and regulations; and that the warrant agent will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinion given in paragraph (b), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” and “the laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and the New York Constitution, respectively, and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) The Common Stock (including any Common Stock duly issued upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution of certificates therefor and delivery on behalf of the Company against payment therefor, will be validly issued, fully paid and non-assessable.

     (b) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution, countersignature, and delivery of the Common Stock Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company, and will entitle the holders thereof to the rights specified in the Common Stock Warrants and the applicable warrant agreement.

Board of Directors
Trizec Properties, Inc.
April 16, 2004

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinion expressed in paragraph (b) above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

* * * * *

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.